SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                            CANAL CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

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(2)   Form, Schedule or Registration Statement No.:

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

(3)   Filing Party:

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(4)   Date Filed:

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

                            CANAL CAPITAL CORPORATION
                                717 Fifth Avenue
                            New York, New York 10022

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

To the Holders of Common Stock:

      The attached Information Statement is being delivered by Canal Capital Corporation (the "Company") in connection with the approval by the holders of Common Stock of the Company of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Preferred Stock, par value $.01 per share, from 5,000,000 to 10,000,000 shares and an amendment to the Company's Certificate of Designation of Preferred Stock increasing the number of shares of Preferred Stock designated as $1.30 Exchangeable Preferred Stock to 10,000,000 shares. The Information Statement is being mailed to holders of Common Stock on or about May 28, 2002. The Company anticipates that the amendment to the Restated Certificate of Incorporation and Certificate of Designation will become effective on or after June 18, 2002.

      Effective April 21, 2002, the Company's Board of Directors approved resolutions authorizing amendments to the Restated Certificate of Incorporation and the Certificate of Designation with the Secretary of State of the State of Delaware. Effective April 29, 2002, the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the amendments to the Restated Certificate of Incorporation and the Certificate of Designation.

      This notice and the accompanying Information Statement are being distributed to the holders of Common Stock, in accordance with the requirements of Section 228 of the General Corporation Law of the State of Delaware and
Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the amendments to the Restated Certificate of Incorporation and the Certificate of Designation.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Thank you for your continued interest in and support of Canal Capital Corporation.

                                        By Order of the Board of Directors

                                        Michael E. Schultz
                                        President and Chief Executive Officer

May 26, 2002

                            CANAL CAPITAL CORPORATION
                                717 Fifth Avenue
                            New York, New York 10022

                              INFORMATION STATEMENT

      This Information Statement is being mailed to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of record as of the close of business on April 30, 2002, of Canal Capital Corporation, a Delaware corporation (the "Company"). It is being furnished in connection with the adoption of amendments to the Company's Restated Certificate of Incorporation and Certificate of Designation of Preferences, Rights and Limitations (the "Certificate of Designation") by the written consent of the holders of a majority of the outstanding shares of Common Stock. The Company anticipates that the amendments will become effective on or after June 18, 2002. Copies of the amendments are attached to this Information Statement as Exhibits A and B.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Description and Adoption of the Amendments

      On April 21, 2002, the Company's Board of Directors adopted resolutions proposing and declaring advisable an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Preferred Stock, par value $0.01 per share (the "Preferred Stock"), from 5,000,000 to 10,000,000 shares and an amendment to the Company's Certificate of Designation increasing the number of shares of Preferred Stock designated as $1.30 Exchangeable Preferred Stock to 10,000,000 shares. The Board of Directors determined that these amendments were in the best interest of the Company and its stockholders and directed that they be submitted for the approval of the holders of Common Stock in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"). The amendments were adopted, effective April 29, 2002, by the written consent of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon in accordance with Section 228 of the DGCL. The Board of Directors decided to obtain the written consent of holders of a majority of the outstanding Common Stock entitled to vote on the amendments in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend the Restated Certificate of Incorporation and Certificate of Designation in a timely manner.

      Under regulations of the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to holders of Common Stock. The Company anticipates that the amendments will become effective on or after June 18, 2002 upon filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State").

Record Date and Outstanding Stock

      Only holders of record of Common Stock at the close of business on April 30, 2002 will be entitled to receive notice of the action taken without a stockholder meeting and this Information Statement. As of the record date, 4,326,929 shares of Common Stock, excluding treasury shares, were issued and outstanding and entitled to vote on the amendments, with each share of Common Stock entitled to one vote.

Vote Required

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock was required for approval of each of the amendments. Approval of each of the amendments was obtained through the written consent of holders of Common Stock owning a majority of the outstanding shares of Common Stock.

Your Vote Not Required; Notice of Actions Taken

      There will not be a meeting of stockholders and none is required under the DGCL because this action has been approved by written consent of the holders of a majority of the outstanding shares of Common Stock. Under Section 228 of the General Corporation Law, the Company is required to provide prompt notice of the taking of corporate action without a meeting to holders of Common Stock of record who have not consented in writing to these actions. This Information Statement and the accompanying notice of action taken without a stockholder meeting are intended to provide you with the required notice.

Background and Objectives of the Amendments

      The Company is authorized to issue 5,000,000 shares of Preferred Stock, which may be issued in one or more series with such voting rights, or without voting rights, and with such designations, rights, preferences and limitations as shall be established by the Board of Directors. On September 4, 1986, the Company filed a Certificate of Designation with the Delaware Secretary of State designating a series of Preferred Stock as the "$1.30 Exchangeable Preferred Stock" (the "$1.30 Preferred Stock"). On October 15, 1986, the Company exchanged 986,865 shares of the $1.30 Preferred Stock for an equal number of shares of Common Stock. Since the exchange, the Company issued an additional 4,011,581 shares of $1.30 Preferred Stock in the form of stock dividends for a total outstanding as of October 31, 2001 of 4,998,446. Thus, the shares of authorized but unissued Preferred Stock available for issuance is only 1,554 shares.

      The objective of the increase in the authorized number of shares of Preferred Stock is to ensure that the Company has a sufficient number of shares authorized for future issuances. Dividends on the $1.30 Preferred Stock accrue at an annual rate of $1.30 per share and are cumulative. Dividends on the $1.30 Preferred Stock are payable in cash or in $1.30 Preferred Stock (at a rate 0.13 of a share for each $1.30 of such dividends not paid in cash) at the option of the Company. It is the Company's intention to pay its next dividend on the $1.30 Preferred Stock on or about June 30, 2002 at which time a one year dividend will have accumulated. It is also the Company's intention to pay the dividend planned for June 30, 2002 in additional $1.30 Preferred Stock. Accordingly, the Board of Directors believes that the number of shares of Preferred Stock available for issuance is no longer sufficient and that it is prudent to increase the


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

number of authorized shares of Preferred Stock in order to provide a reserve of shares available for issuance for a payment of these and future dividends as well as other corporate purposes.

      The increase in the authorized shares of Preferred Stock and the number of shares designated as $1.30 Preferred Stock will not have any immediate effect on the rights of existing stockholders. The Board of Directors may cause the issuance of additional shares of $1.30 Preferred Stock or another designated series of Preferred Stock without further vote of the stockholders, except as provided under the DGCL or under the rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded. Holders of Preferred Stock do not have preemptive or similar rights, which means that current holders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership.

Principal Terms of $1.30 Preferred Stock

      The $1.30 Preferred Stock has a liquidation preference of $10 per share plus any accrued and unpaid dividends. The $1.30 Preferred Stock is subject to redemption at the option of the Company in whole or in part at any time on or after September 30, 1990 at the redemption price of $10 per share. The $1.30 Preferred Stock is exchangeable, at the option of the Company, for the Company's 13% Subordinated Notes at the rate of $10 principal amount of exchange notes for each share of $1.30 Preferred Stock. Dividends on the $1.30 Preferred Stock accrue at an annual rate of $1.30 per share and are cumulative. Dividends are payable in cash or in $1.30 Preferred Stock at the option of the Company.

      The holders of the $1.30 Preferred stock do not have any voting rights except as discussed below. The following actions must be approved by holders of 66 2/3 % of the shares of $1.30 Preferred Stock, voting as a class: (i) any amendment to the Restated Certificate of Incorporation which would materially alter the relative rights and preferences of the $1.30 Preferred Stock so as to adversely affect the holders thereof (other than to increase or decrease the authorized number of shares of $1.30 Preferred Stock) and (ii) issuance of securities of any class of the Company's capital stock ranking prior to the $1.30 Preferred Stock.

      In the event that quarterly dividends payable on the $1.30 Preferred Stock are in arrears in the aggregate amount at least equal to six full quarterly dividends, the number of directors constituting the Board of Directors shall be increased by two and the holders of the $1.30 Preferred Stock shall have the right, voting separately as a class, to elect two directors of the Company to fill such newly created directorships at the next succeeding annual meeting of stockholders and at each succeeding annual meeting of stockholders thereafter until such cumulative dividends have been paid in full.

Absence of Dissenters' Rights

No dissenter's or appraisal rights are available to holders of Common Stock under the DGCL in connection with the amendment of the Restated Certificate of Incorporation or the Certificate of Designation.


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

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of January 15, 2002 with respect to beneficial ownership of Common Stock by (a) each stockholder who, to the Company's knowledge, is the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company, (c) the Company's Chief Executive Officer and the two persons who were serving as executive officers at the end of the Company's fiscal year ended October 31, 2001 and earned in excess of $100,000 during the fiscal year and (d) all directors and executive officers as a group. The percentages in the last column are based on 4,326,929 shares of Common Stock outstanding as of January 15, 2002. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual named in the first column and such individual has sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the 5% beneficial owner, director or officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or any other purpose.

                                                                    Percentage of Out-
                                              Number of Shares of    standing Common
                          Name                Common Stock Owned       Stock Owned
--------------------------------------------  -------------------   ------------------
Asher B. Edelman............................   2,463,305 (a) (b)         56.93%

William G. Walters..........................     234,440 (a) (c)          5.42%

Michael E. Schultz..........................      64,335 (a) (d)          1.49%

Gerald N. Agranoff..........................      25,000 (a) (d)            *

Reginald Schauder...........................         100 (a)                *

All current directors and executive officers
as a group (4 persons)                         2,552,840 (e)             59.0%

----------
*     Less than 1%.

(a) Addresses are as follows: Canal Capital Corporation, 717 Fifth Avenue, New York, New York 10022.

(b) The beneficial ownership of Common Stock owned by Asher B. Edelman is as follows: 31,300 shares are held in Mr. Edelman's retirement plan for which shares Mr. Edelman has sole voting and dispositive power; 1,017,220 shares are owned by A.B. Edelman Limited Partnership of which Mr. Edelman is the sole general partner and for which shares Mr. Edelman has sole voting and dispositive power; 590,186 shares are owned by the Edelman Family Partnership, L.P. of which Mr. Edelman is the general partner and for which shares Mr. Edelman has sole voting and dispositive power; 413,750 shares are owned by the Edelman Value Fund Ltd. of which Mr. Edelman is the investment manager and for which shares Mr. Edelman has sole voting and dispositive power; 43,830 shares are owned by Edelman Value Partners, L.P. of which Mr. Edelman is the sole stockholder of the general partner and for which Mr. Edelman has shared voting and dispositive power with A.B. Edelman Management Company, Inc. of which Mr. Edelman is sole stockholder; 26,620 shares are owned by Canal Capital Corporation Retirement Plan of which Mr. Edelman serves as a trustee and for which Mr. Edelman has sole voting and dispositive power; 8,400 shares


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

      owned by Aile Blanche, Inc. of which Mr. Edelman is the President and sole stockholder and for which shares Mr. Edelman has sole voting and dispositive power; 3,399 shares are owned by Felicitas Partners, L.P., the general partner of which is Citas Partners of which Mr. Edelman is the general partner and for which shares Mr. Edelman has sole voting and dispositive power; 137,750 shares owned by Mr. Edelman's wife for which shares Mr. Edelman shares voting and disparative power; 2,900 shares held in Mr. Edelman's wife's retirement plan and for which shares Mr. Edelman shares voting and dispositive power; and 188,650 shares held in three Uniform Gifts to Minors Act accounts for the benefit of Mr. Edelman's children of which Mr. Edelman is the custodian and for which shares Mr. Edelman has sole voting and dispositive power.

(c) The beneficial ownership of Common Stock by William G. Walters is as follows: Mr. Walters possesses sole voting and dispositive power over 117,200 shares owned by Mr. Walters and 117,200 shares owned by Whale Securities, L.P. of which Mr. Walters is Chief Executive Officer.

(d) Includes shares of Common Stock which the directors and named executive officers have the right to acquire through the exercise of stock options within 60 days of January 15, 2002 as follows: Michael E. Schultz, 5,000 shares; and Gerald N. Agranoff, 25,000 shares.

(e) Includes or excludes, as the case may be, shares of Common Stock as indicated in the preceding footnotes.


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

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            CANAL CAPITAL CORPORATION

      Canal Capital Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The Corporation is Canal Capital Corporation. The Corporation was originally incorporated under the name UST Corp., which name was subsequently amended to United Stockyards Corporation and further amended to its current name, and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 19, 1964. The date of the filing of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was March 1, 1984.

      2. The Corporation hereby amends its Restated Certificate of Incorporation as follows:

      The first sentence of Article FOURTH of the Restated Certificate of Incorporation, relating to the total number of shares of capital stock for which the Corporation shall have the authority to issue, is hereby amended and restated in its entirety and, as so amended and restated, shall read as follows:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 consisting of (i) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock") and (ii) 10,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

      3. The amendment effected hereby was authorized by the written consent of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the undersigned as of the 29th day of April, 2002, who affirms that the statements made herein are true under the penalties of perjury.

                                        CANAL CAPITAL CORPORATION


                                        By:______________________________
                                           Print name:
                                           Title:


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

                                                                       Exhibit B

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                    CERTIFICATE OF DESIGNATION, PREFERENCES,

                             RIGHTS AND LIMITATIONS

                                       OF

                            CANAL CAPITAL CORPORATION

      Canal Capital Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Canal Capital Corporation. The Corporation was originally incorporated under the name UST Corp., which name was subsequently amended to United Stockyards Corporation and further amended to its current name, and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 19, 1964. The date of the filing of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was March 1, 1984 and the date of filing its Certificate of Designation, Preferences, Rights and Limitations (the "Certificate of Designation") with the Secretary of State of the State of Delaware was September 4, 1986.

      2. The Corporation hereby amends its Certificate of Designation as follows:

      Section 1 of the Corporation's Certificate of Designation, relating to the number of shares of Preferred Stock which shall be designated as $1.30 Exchangeable Preferred Stock, is hereby amended and restated in its entirety and, as so amended and restated, shall read as follows:

            Section 1. Designation and Amount. The shares of such series shall be designated as "$1.30 Exchangeable Preferred Stock" ($1.30 Preferred Stock") and the number of shares constituting such series shall be 10 million.

      3. The amendment effected hereby was authorized by the written consent of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the undersigned as of the 29th day of April, 2002, who affirms that the statements made herein are true under the penalties of perjury.

                                        CANAL CAPITAL CORPORATION


                                        By:_________________________________
                                           Print name:
                                           Title: